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                                                                    Exhibit 23.1

                       Consent of Independent Accountants

   We hereby consent to the incorporation by reference in (i) the Registration Statement on Form F-4/S-4 (Nos. 333-94399 and 333-94397) of Canadian National Railway Company and North American Railways, Inc., (ii) the Registration Statements on Form S-3 (Nos. 333-48227 and 333-72013) and (iii) the Registration Statements on Form S-8 (Nos. 33-62823, 33-62825, 33-62827, 33-
62829, 33-62831, 33-62833, 33-62835, 33-62837, 33-62839, 33-62841, 33-62943,
33-63247, 33-63249, 33-63253, 33-63255, 333-03275, 333-03277, 333-19241 and
333-77615) of Burlington Northern Santa Fe Corporation of our report dated February 4, 2000 relating to the consolidated financial statements, which appears in the 1999 Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 4, 2000 relating to the financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Fort Worth, Texas
March 30, 2000